                                                                       EXHIBIT 1

                           FIRST SHARES BANCORP, INC.

                   UP TO $5,000,000 IN PRINCIPAL AMOUNT OF 8%
             REDEEMABLE SUBORDINATED DEBENTURES DUE JULY 1, 2011 AND $5,000,000 IN FACE AMOUNT OF CANCELABLE MANDATORY STOCK PURCHASE CONTRACTS

                                AGENCY AGREEMENT



                               ____________, 2002


David A. Noyes & Company
111 Monument Circle
Indianapolis, Indiana  46204

Attn:  Mr. John Reed

Dear Sir:

     First Shares Bancorp, Inc., an Indiana bank holding corporation (the "Company"), proposes to issue and sell a minimum of $2,500,000 and a maximum of $5,000,000 in principal amount of 8% Redeemable Subordinated Debentures Due July 1, 2011 ("Debentures") and a corresponding face amount of Cancelable Mandatory Stock Purchase Contracts ("Equity Contracts" and, together with the Debentures, the "Securities"). The Debentures will be issued under an indenture (the "Indenture") between the Company and The Huntington National Bank, as trustee (the "Trustee"). The Equity Contracts will be issued pursuant to an Equity Contract Agency Agreement (the "Equity Contract Agency Agreement") between the Company and First Bank, as equity contract agent (the "Equity Contract Agent"). The Equity Contracts require the obligors thereunder to purchase on January 1, 2011 up to an aggregate of 500,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock") at a purchase price of $10.00 per share, subject to adjustment.

     The Company will be offering the Securities pursuant to an offering registered with the Securities and Exchange Commission (the "Commission") on Form SB-2 (the "Offering"). The Securities will be offered to the public by the Company at a price of $990 per $1,000 in principal amount of Debentures and $10 per $1,000 in face amount of Equity Contracts. The purpose of this Agreement is to set forth the understanding of the parties relating to the right of David A. Noyes & Company (the "Agent") to participate in the sale of the Securities as agent exercising its best efforts to sell the Securities.

     1. REPRESENTATIONS AND WARRANTIES OF AGENT. Agent represents and warrants that:

     (a) Agent is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with all requisite corporate power to carry on its business.

     (b) Agent is licensed as a broker-dealer, authorized to conduct offerings of the sort contemplated hereby by the Commission and the blue sky authorities of each other state in which the Company and Agent have agreed to offer the Securities and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and, to Agent's best knowledge, no proceedings are pending or threatened to revoke or limit any such status.

     (c) This Agreement has been duly authorized, executed and delivered by Agent and is a valid and binding agreement on the part of Agent, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereby may be affected by applicable federal or state securities laws.

     (d) Agent hereby represents and warrants to, and agrees with, the Company that in connection with the Offering: (i) Agent has not distributed and will not distribute any prospectus or any other offering material in connection with the offering and sale of the Securities other than a Preliminary Prospectus (as defined in Section 2(a)) relating to the Offering and filed with the Commission or the Prospectus (as defined in Section 2(a)) or other materials permitted by the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the Commission thereunder (the "Rules") to be distributed by the Agent and consented to by the Company or its counsel; (ii) neither Agent nor any officer or other person employed by Agent will provide any information or make any representations to purchasers of the Securities, other than such information and representations as are either contained in a Preliminary Prospectus or the Prospectus or are not inconsistent with the information set forth in such Preliminary Prospectus or the Prospectus which shall be pre-approved by the Company; and (iii) Agent will endeavor to comply with Rule 2310, Conduct Rules, of the National Association of Securities Dealers, Inc. Manual and similar applicable state and federal securities laws regarding the suitability of the Securities for its customers.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Agent and agrees with the Agent as follows:

     (a) The Company has carefully prepared, in conformity with the requirements of the Securities Act and the Rules, a registration statement on Form SB-2 (Registration No. 333-83640), including a Preliminary Prospectus, and has filed with the Commission the registration statement and such amendments thereof as may have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereof) and of the related Preliminary Prospectus have heretofore been delivered by the Company to the Agent. The term "Preliminary Prospectus" means any preliminary prospectus (as defined in Rule 430 of the Rules) included at any time as a part of the registration statement. The registration statement as amended (including any supplemental registration statement under Rule 462(b) or any amendment under Rule 462(c) of the Rules) at the time and on the date it becomes effective (the "Effective Date"), including the prospectus, financial statements, schedules, exhibits, and all other documents incorporated by reference therein or filed as a part thereof, is called the "Registration Statement;" provided, however, that "Registration Statement" shall also include all Rule 430A Information (as defined below) deemed to be included in such Registration Statement at the time such Registration Statement becomes effective as provided by Rule 430A of the Rules. The term "Prospectus" means the Prospectus as filed with the Commission pursuant to Rule 424(b) of the Rules or, if no filing pursuant to Rule 424(b) of the Rules is required, means the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules. Reference made herein to any Preliminary Prospectus or to the Prospectus shall be deemed to refer to and include any document attached as an exhibit thereto or incorporated by reference therein, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which the Agent shall reasonably object in writing after being furnished with a copy thereof.

     (b) Each Preliminary Prospectus, at the time of filing thereof, contained all material statements which were required to be stated therein in accordance with the Securities Act and the Rules, and conformed in all material respects with the requirements of the Securities Act and the Rules, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any order suspending or preventing the use of any Preliminary Prospectus. When the Registration Statement shall become effective, when the Prospectus is first filed pursuant to Rule 424(b) of the Rules, when any post-effective amendment of the Registration Statement shall become effective, when any supplement to or pre-effective amendment of the Prospectus is filed with the Commission and at each Closing Date (as defined in Section 3), the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, or if previously filed complied, with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the respective rules and regulations of the Commission thereunder, and neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain, or if previously filed contains, any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in the Registration Statement or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by the Agent, specifically for use in connection with the preparation thereof.

     (c) All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission as exhibits to the Registration Statement.

     (d) Crowe, Chizek and Company LLP, on behalf of the Company and First Bank, the Company's wholly-owned subsidiary (the "Bank"), whose report is filed with the Commission as part of the Registration Statement, are, and during the periods covered by its report were, independent public accountants as required by the Securities Act and the Rules.

     (e) Each of the Company and the Bank has been duly organized and is validly existing as a corporation or banking corporation, as applicable, under the laws of the State of Indiana. Neither the Company nor the Bank has any properties or conducts any business outside of the State of Indiana that would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Indiana. Neither the Company nor the Bank has any directly or indirectly held subsidiary other than the Bank. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Securities.

     (f) No authorization, approval, consent, order, license, certificate or permit of or from any federal, state, or local governmental or regulatory official, body, or tribunal, is required for the Company or the Bank to conduct their respective businesses and own their respective properties as described in the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates, or permits as have been obtained by them or are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties.

     (g) The financial statements of the Company and any related notes thereto, included in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the date of such financial statements and for the period covered thereby. Such statements and any related notes have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis and certified by the independent accountants named in subsection 2(d) above. No other financial statements are required to be included in the Prospectus or the Registration Statement.

     (h) The Company and the Bank own adequate and enforceable rights to use any patents, patent applications, trademarks, trademark applications, service marks, copyrights, copyright applications and other similar rights (collectively, "Intangibles") necessary for the conduct of the material aspects of their business as described in the Prospectus, and neither the Company nor the Bank has infringed, is infringing, or has received any notice of infringement of, any Intangible of any other person.

     (i) The Company or the Bank owns its offices located in Morgantown and in Trafalgar and has valid and enforceable leasehold interests in the real property in which its branch facilities are located in Greenwood, Bargersville and Nashville, Indiana, which are as described in the Prospectus and are, except as otherwise described in the Prospectus, free and clear of all liens, encumbrances, claims, security interests and defects except to the extent they would not have a material adverse effect on commencement or conduct of the respective businesses of the Company or the Bank or the ownership of their respective properties.

     (j) There are no litigation, governmental or other proceedings or investigations pending before any court or before or by any public body or board or threatened against the Company or the Bank, and to the best of the Company's knowledge, except as set forth in the Prospectus, there is no reasonable basis for any such litigation, proceedings or investigations, which would have a material adverse effect on the commencement or conduct of the respective businesses of the Company or the Bank or the ownership of their respective properties.

     (k) The Company and Bank have filed all federal, state, and local tax returns required to be filed by them and paid all taxes shown due on such returns as well as all other material taxes, assessments and governmental charges which have become due; no material deficiency with respect to any such return has been assessed or proposed.

     (l) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition (financial or other), business, properties or prospects of the Company or the Bank.

     (m) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any material term, covenant or condition, by the Company, the Bank or, to the best of the Company's knowledge, any other party, of any lease, indenture, mortgage, note or any other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, except such defaults or events as are not material to the commencement or conduct of their respective businesses or ownership of their respective properties.

     (n) Neither the Company nor the Bank is in violation of any term or provision of the articles of incorporation, charter or bylaws of the Company or the Bank. Neither the Company nor the Bank is in violation of, nor is either of them required to take any action to avoid any material violation of, any franchise, license, permit, judgment, decree, order, statute, rule or regulation.

     (o) Neither the execution, delivery or performance of this Agreement, the Indenture or the Equity Contract Agency Agreement by the Company nor the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale by the Company of the Securities or the issuance and sale by the Company of its Common Stock pursuant to the Equity Contracts) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their businesses may be bound or affected, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation or violate any provision of the articles of incorporation, charter or bylaws of the Company or the Bank, except those which are immaterial in amount or effect.

     (p) The Company has authorized capital stock as set forth in the Prospectus. There are 1,052,778 shares of Common Stock of the Company issued and outstanding. No shares of Preferred Stock are issued and outstanding. The issuance, sale and delivery of the Equity Contracts have been duly authorized by all necessary corporate action by the Company and, when issued, sold and delivered against payment therefor pursuant to this Agreement and the Equity Contract Agency Agreement, the Equity Contracts will be duly and validly issued, fully paid and nonassessable, will not have been issued in violation of any preemptive or other right and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Equity Contract Agency Agreement and enforceable against the Company in accordance with their terms. The Common Stock issuable pursuant to the Equity Contracts has been duly authorized and reserved for issuance upon exercise of the Equity Contracts by all necessary corporate action by the Company, and when issued upon such exercise, and delivered against payment therefor pursuant to such Equity Contracts, will be duly and validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive or other right. There are no outstanding options, warrants or other rights calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except for 106,000 shares of Common Stock that will be issuable upon the exercise of outstanding options granted under the Company's option plans. The Equity Contracts, the Common Stock and the options conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

     (q) The Debentures are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale as contemplated by this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement and the Indenture against payment of the consideration therefor specified in this Agreement, the Debentures will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and the Debentures will be enforceable against the Company in accordance with their terms. Upon payment of the purchase price and delivery of the Debentures in accordance with this Agreement, the Indenture and the Equity Contract Agency Agreement, each purchaser of a Debenture will receive good, valid and marketable title to such Debenture, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The terms of the Debenture conform in all material respects to all statements and descriptions of them in the Prospectus. The Debentures are subordinated to the Company's other indebtedness to the extent specified in the Prospectus and the Indenture. The Indenture conforms in all material respects to the description thereof in the Prospectus.

     (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Bank has (i) issued any securities or incurred any material liability or obligation, direct or contingent, (ii) entered into any material transaction, or (iii) declared or paid any dividend or made any distribution on any of their stock, except for liabilities, obligations, and transactions reasonably expected based on the disclosures in the Prospectus.

     (s) Each of this Agreement, the Indenture and the Equity Contract Agency Agreement has been duly and validly authorized, executed and delivered by the Company and is the legal, valid and binding agreement and obligation of the Company (assuming in the case of the Indenture, the execution and delivery thereof by the Trustee). The Equity Contract Agency Agreement has been duly and validly authorized, executed and delivered by the Equity Contract Agent and is the legal, valid and binding agreement and obligation of the Equity Contract Agent.

     (t) The Commission has not issued any order preventing or suspending the use of any Prospectus or Preliminary Prospectus.

     (u) Neither the Company, nor the Bank, nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with the Company or the Bank, acting on behalf of the Company or the Bank, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

     (v) The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

     (w) Neither the Company nor the Bank nor any affiliate of either of them has taken, and they will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities or the Common Stock in order to facilitate the sale or resale of any of the Securities.

     (x) No transaction has occurred between or among the Company or the Bank and any of their officers, directors, organizers or the Company's shareholders or any affiliate or affiliates of any such officer, director, organizer, or shareholder, that is required to be described in and is not described in the Prospectus.

     (y) The Company is not and will not after the offering be an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (z) The Company has obtained from each of its executive officers and directors his or her written agreement that (i) for a period of 365 days from the Effective Date, he or she will not offer to sell, transfer, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any Debentures, any Equity Contracts or any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock), except for (A) the exercise of stock options under the stock option plans or (B) gifts of Common Stock (or other securities) to a donee or donees who agree in writing to be bound by this clause, and
          (ii) for a period of three years from the one year anniversary of the Effective Date, he or she will not sell, transfer, assign, pledge, or hypothecate in any one twelve month period more than ten percent of the shares of Common Stock, ten percent in principal amount of the Debentures or ten percent in face amount of the Equity Contracts owned by each such executive officer or director. These agreements shall automatically terminate upon a change in control of the Company.

     3. CONDITIONS OF THE AGENT'S OBLIGATIONS. The obligations of the Agent under this Agreement shall be subject to the accuracy of the representations and warranties of the Company and the Bank in this Agreement as of the date of this Agreement and as of the Initial Closing Date (which for purposes of this Agreement is the date on which the terms of the Escrow Agreement between the Company and The Huntington National Bank, as escrow agent, have been satisfied and the funds held thereby are to be disbursed to the Company in accordance therewith) and as of each date on which the Securities are sold pursuant to this Agreement after the Initial Closing Date (each such date a "Subsequent Closing Date" and, together with the Initial Closing Date, a "Closing Date"), and are further subject to the performance by the Company of its obligations under this Agreement, and to the following additional terms and conditions:

     (a) The Registration Statement shall have become effective not later than 5:00 P.M., Indianapolis time, on the date of this Agreement or on such later date and time as shall be consented to in writing by the Agent; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules, the Prospectus shall have been filed in the manner and within the time period required by Rule

          424(b) of the Rules; at each Closing Date, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of the Agent.

     (b)  At the Effective Date, the Agent shall have received:

          (1) The opinion of Leagre, Chandler & Millard LLP, counsel for the Company, dated the Effective Date, addressed to the Agent and in a form and scope reasonably satisfactory to counsel for the Agent to the effect that:

               (i) Each of the Company and the Bank (A) is a corporation or banking corporation, as applicable, duly organized and validly existing under the laws of the State of Indiana, and (B) is not required to be qualified to do business in any jurisdiction outside Indiana, except where the failure to so qualify would not have a material adverse effect on the Company or the Bank.

               (ii) Each of the Company and the Bank has full corporate power and authority and all material authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies necessary to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and Prospectus.

               (iii) The Company has authorized capital stock and outstanding capital stock as set forth in the Prospectus. The capital stock and stock options of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

               (iv) The Company has no directly or indirectly held subsidiary other than the Bank.

               (v) The Company is the registered holder of all of the outstanding capital stock of the Bank, and all such shares of stock so held have been duly authorized and validly issued, fully paid and nonassessable and are owned free and clear of any liens, encumbrances or other claims or restrictions whatsoever, subject to the provisions of the Indiana Financial Institutions Act and the security interest held in the Bank's stock by the Company's senior lender.

               (vi) Each of this Agreement, the Indenture and the Equity Contract Agency Agreement has been duly and validly authorized, executed and delivered by the Company, and is the legal, valid and binding agreement and obligation of the Company enforceable in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether applied in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver, and
                      (B), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction or regulatory authority with jurisdiction over the subject matter to be void or unenforceable as against public policy.

               (vii) The Equity Contract Agency Agreement has been duly and validly authorized, executed and delivered by the Bank, and is the legal, valid and binding agreement and obligation of the Bank enforceable in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether applied in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver, and (B), with respect to provisions relating to indemnification and contribution, to the extent they are held by a court of competent jurisdiction or regulatory authority with jurisdiction over the subject matter to be void or unenforceable as against public policy.

               (viii) To the best of such counsel's knowledge or as set forth in the Prospectus, after due inquiry, there are (A) no contracts or other documents which are required to be filed as exhibits to the Registration Statement other than those filed as exhibits thereto, (B) no legal or governmental proceedings pending or threatened against the Company or the Bank, (C) no statutes or regulations applicable to the Company or the Bank which are of a character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed and properly described therein, and (D) no certificates, permits, grants or other consents, approvals, orders, licenses or authorizations from regulatory officials or bodies, which are required to be obtained or maintained by the Company or the Bank and which are of a character required to be disclosed in the Registration Statement and Prospectus which have not been so disclosed and properly described therein.

               (ix) The statements in the Registration Statement and the Prospectus, insofar as they are descriptions of corporate documents, stock option plans, contracts, agreements or other documents specifically identified in the Registration Statement or descriptions of laws, regulations, or regulatory requirements, or refer to compliance with law or to statements of law or legal conclusions, are correct in all material respects.

               (x) To the best of such counsel's knowledge, after due inquiry, the execution, delivery and performance of this Agreement, the Indenture and the Equity Contract Agency Agreement, the consummation of the transactions herein and therein contemplated and the compliance with the terms and provisions hereof and thereof by the Company and the Bank, as the case may be, will not give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or require any consent under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or the Bank pursuant to the terms of, any lease, indenture, mortgage, note or other agreement or instrument to which the Company or the Bank is a party or by which either of them or either of their properties or businesses is or may be bound or affected, nor will such action result in any violation of the provisions of the articles of incorporation, charter or bylaws of the Company or the Bank or any statute or any order, rule, or regulation applicable to the Company or the Bank of any court or any federal, state, local or other regulatory authority or other governmental body, the effect of which, in any such case, would be expected to have a material adverse effect on the Company or the Bank.

               (xi) To the best of such counsel's knowledge, after due inquiry, no consent, approval, authorization or order of any court or governmental agency or body, domestic or foreign, is required to be obtained by the Company or the Bank in connection with the execution and delivery of this Agreement, the Indenture or the Equity Contract Agency Agreement or the sale of the Debentures or Equity Contracts as contemplated by this Agreement, the Indenture and the Equity Contract Agency Agreement, except such as have been obtained.

               (xii) The Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended.

               (xiii) To the best of such counsel's knowledge, after due
                      inquiry, (A) neither the Company nor the Bank is in breach of, or in default (and no event has occurred which, with notice or lapse of time, or both, would constitute a default) under, any lease, indenture, mortgage, note, or other agreement or instrument to which the Company or the Bank is a party; or (B) neither the Company nor the Bank is in violation of any term or provision of either of their articles of incorporation, charter or bylaws, or of any franchise, license, grant, permit, judgment, decree, order, statute, rule or regulation; and
                      (C) neither the Company nor the Bank has received any notice of conflict with the asserted rights of others in respect of Intangibles necessary for the commencement or conduct of its business, the effect of which, in any such case, would be expected to have a material adverse effect on the Company or the Bank.

               (xiv) The Registration Statement and the Prospectus and any amendments or supplements thereto (other than financial statement and notes, any related schedules or other financial information contained in such Prospectus or amendment or supplement thereto, as to which such counsel need express no opinion or belief) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

               (xv) The Registration Statement is effective under the Securities Act, and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) and, to the best of such counsel's knowledge, after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission.

               (xvi) The Debentures are in the form contemplated by the Indenture, have been duly authorized by the Company for issuance and sale as contemplated by this Agreement and the Indenture and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement and the Indenture against payment of the consideration therefor specified in this Agreement, the Debentures will constitute valid and legally binding obligations of the Company, will be entitled to the benefits of the Indenture, and the Debentures will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether applied in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver.

                       Upon payment of the purchase price and delivery of the Debentures in accordance with this Agreement, the Indenture and the Equity Contract Agency Agreement, each purchaser of a Debenture will receive good, valid and marketable title to such Debenture, free and clear of all security interests, mortgages, pledges, liens, encumbrances and claims, whether in law or in equity. The terms of the Debentures conform in all material respects to all statements and descriptions of them in the Prospectus. The Debentures are subordinated to the Company's other indebtedness to the extent specified in the Prospectus and the Indenture. The Indenture conforms in all material respects to the description thereof in the Prospectus.

               (xvii) The Equity Contracts are in the form contemplated by the Equity Contract Agency Agreement, have been duly authorized by the Company for issuance and sale as contemplated by this Agreement and, when executed, authenticated, issued and delivered in the manner provided for in this Agreement and the Equity Contract Agency Agreement against payment of the consideration therefor specified in this Agreement, the Equity Contracts will constitute valid and legally binding obligations of the Company, will be entitled to the benefits of the Equity Contract Agency Agreement, and the Equity Contracts will be enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors' rights or by general equity principles, whether applied in an action at law or in equity, or by the discretionary nature of specific performance, injunctive relief, and other equitable remedies, including the appointment of a receiver. Upon payment of the purchase price and delivery of the Equity Contracts in accordance with this Agreement and the Equity Contract Agency Agreement, each purchaser of an Equity Contract will receive good, valid and marketable title to such Equity Contract, free and clear of all security interests, mortgages, pledges, liens, encumbrances and claims, whether in law or in equity. The terms of the Equity Contracts conform in all material respects to all statements and descriptions of them in the Prospectus. The Equity Contract Agency Agreement conforms in all material respects to the description thereof in the Prospectus.

               (xviii) The Common Stock issuable pursuant to the Equity
                       Contracts has been duly authorized and reserved for issuance upon exercise of the Equity Contracts by all necessary corporate action by the Company, and when issued upon such exercise and delivered against payment therefor pursuant to such Equity Contracts, will be duly and validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive or other right.

          (2) A favorable opinion from Bose McKinney & Evans LLP, counsel to the Agent, dated as of the Effective Date, with respect to such of the matters set forth under Subsections (b)(1)(i), (vi),
               (xii), (xvi) (with respect to the first sentence only and (xvii) (with respect to the first sentence only) of this Section 3, and with respect to such other related matters as the Agent may require, if the failure to receive a favorable opinion with respect to such other related matters would cause the Agent to deem it inadvisable to proceed with the sale of the Securities.

          (3) In rendering the foregoing opinions, such counsel may rely upon certificates of public officials (as to matters of fact and law) and officers of the Company and the Bank (as to matters of fact), and include customary qualifications in their opinions as are acceptable to the Agent. Copies of all such certificates relied upon by Company counsel shall be furnished to counsel to the Agent on the Effective Date. In addition, Leagre Chandler & Millard LLP and Bose McKinney & Evans LLP shall state that they have participated in conferences with officials of the Company and its independent auditors, and representatives of the Agent at which the content of the Registration Statement and Prospectus and related matters were discussed, and also had discussions with such officials of the Company with a view toward a clear understanding on their part of the requirements of the Securities Act with reference to the preparation of registration statements and prospectuses. Such counsel may also state that they did not independently verify the accuracy or completeness of the statements made in the Registration Statement and Prospectus; however, based on such counsel's examination of the Registration Statement and the Prospectus and on their participation in the above-mentioned conferences, nothing has come to the attention of such counsel that gives them reason to believe that the Registration Statement or Prospectus (other than financial statements and notes, any related schedules or other financial information contained in such Registration Statement or Prospectus as to which such counsel need express no opinion or belief), at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than financial statements and notes, any related schedules or other financial information contained in such Prospectus or amendment or supplement thereto, as to which such counsel need express no opinion or belief), as of the date of the opinion, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) On or prior to the Effective Date and each Closing Date, the Agent shall have been furnished such documents, certificates and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in subsection (b) of this

          Section 3 and its counsel to render the opinion referred to in subsection (g) of this Section 3, and in order to evidence the accuracy, completeness or satisfaction of the representations, warranties, covenants or conditions herein contained.

     (d) Prior to the Effective Date and the Initial Closing Date, (i) there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company or the Bank except as set forth in the Prospectus; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or the Bank except as set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein or to which the Agent has given its written consent; (iii) neither the Company nor the Bank shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default) under any provision of any material agreement, understanding or instrument relating to any outstanding indebtedness that is material in amount; (iv) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or the Bank before or by any court or Federal, state or other commission, board or other administrative agency having jurisdiction over the Company or the Bank, as the case may be, which is expected to have a material adverse effect on the Company or the Bank; and (v) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or be threatened by the Commission.

     (e) At the Effective Date and the Initial Closing Date, the Agent shall have received a certificate signed by the Chairman of the Board, the President, and the Treasurer of the Company dated the Closing Date to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Closing Date, of the representations and warranties of the Company set forth in Section 2 hereof.

     (f) At or prior to the Effective Date, the Agent shall have received a "blue sky" memorandum (upon which the Agent may rely) of Bose McKinney & Evans LLP, counsel for the Agent, addressed to the Agent and in form and scope reasonably satisfactory to the Agent concerning compliance with the blue sky or securities laws of the states listed in Exhibit A attached to this Agreement.

     (g) All proceedings taken in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Agent and to counsel for the Agent.

     (h) No order suspending the sale of the Securities prior to the Effective Date or any Closing Date, in any jurisdiction listed in Exhibit A, shall have been issued, and no proceedings for that purpose shall have been instituted or, to the Agent's knowledge or that of the Company, shall be contemplated.

     (i) The NASD, upon review of the terms of the public offering of the Securities, shall not have objected to the Agent's participation in the same. If any condition to the

          Agent's obligations hereunder to be fulfilled prior to or at the Effective Date or any Closing Date is not so fulfilled, the Agent may terminate this Agreement pursuant to Section 8(a)(iii) hereof or, if the Agent so elects, waive any such conditions which have not been fulfilled or extend the time of their fulfillment.

     (j) At the Effective Date, the Agent shall have received a letter from Crowe Chizek and Company, LLP, dated the Effective Date, addressed to the Agent and in a form and scope reasonably satisfactory to the Agent, (i) stating that they are independent public accountants with respect to the Company and the Bank as required by the Securities Act and the Rules; and (ii) containing other information and statements of the type ordinarily included in accountant's "comfort letters" with respect to the financial statements and certain financial information included in the Registration Statement.

     4.   COVENANTS. The Company covenants and agrees that it will:

     (a) Use its best efforts to cause the Registration Statement to become effective and will notify the Agent immediately, and confirm the notice in writing, (i) when the Registration Statement and any post-effective amendment thereto becomes effective, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose and (iii) of the receipt of any comments from the Commission. The Company will make every reasonable effort to prevent the issuance of a stop order, and, if the Commission shall enter a stop order at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

     (b) During the time when a prospectus is required to be delivered under the Securities Act, comply so far as it is able with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities. If at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Agent, the Registration Statement or Prospectus as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act or the Rules, the Company will notify the Agent promptly and prepare and file with the Commission an appropriate amendment or supplement in form satisfactory to the Agent. The cost of preparing, filing and delivering copies of such amendment or supplement shall be paid by the Company.

     (c) Deliver to the Agent, from time to time as requested, such number of copies of each Preliminary Prospectus as may reasonably be requested by them and, as soon as the

          Registration Statement, or any amendment or supplement thereto, becomes effective, deliver to the Agent three signed copies of the Registration Statement, including exhibits, and all post-effective amendments thereto and deliver to the Agent such number of copies of the Prospectus, the Registration Statement and supplements and amendments thereto, if any, without exhibits, as they may reasonably request.

     (d) Endeavor in good faith, in cooperation with the Agent and its counsel, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws relating to the offering or sale of the Securities of the states listed in Exhibit A. In each jurisdiction where such qualification shall be effected, the Company will, unless the Agent agrees that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. The Company will advise the Agent promptly of the suspension of the qualification of the Securities for offering, sale or trading in any jurisdiction, or any initiation or threat of any proceeding for such purpose, and in the event of the issuance of any order suspending such qualification, the Company, with the cooperation of the Agent, will use all reasonable efforts to obtain the withdrawal thereof.

     (e) Furnish its security holders as soon as practicable (within the time periods contemplated by Rule 158 under the Securities Act) an earnings statement (which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules thereunder.

     (f) For a period of five years from the Effective Date, furnish to its shareholders annual audited and quarterly unaudited consolidated financial statements with respect to the Company including balance sheets and income statements.

     (g) For a period of five years from the Effective Date, furnish to the Agent the following:

          (i) at the time they have been sent to shareholders of the Company or filed with the Commission, one copy of each annual, quarterly, interim, or current financial and other report or communication;

          (ii) as soon as practicable, one copy of every press release which was released by the Company; and

          (iii) all other information reasonably requested by the Agent with respect to the Company to comply with Rule 15c2-11 of the Rules and Rule 6740 of the NASD Rules.

     (h) In all material respects, apply the net proceeds from the Offering in the manner set forth under "Use of Proceeds" in the Prospectus.

     (i) Not file any amendment or supplement to the Registration Statement or Prospectus after the Effective Date to which the Agent shall reasonably object in writing after being furnished a copy thereof.

     (j) Comply with all registration, filing and reporting requirements of the Securities Act or the Exchange Act, which may from time to time be applicable to the Company.

     (k) Take no actions that reasonably could prevent its Common Stock from being listed on the OTC Bulletin Board (or, if so quoted, on the Nasdaq SmallCap Market) for not fewer than five years.

     (l) Apply to have the Common Stock quoted on the Nasdaq SmallCap Market as soon as the Company is eligible to do so.

     (m) Pay, or reimburse if paid by the Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including those relating to (i) the preparation, printing, filing and delivery of the Registration Statement, including all exhibits thereto, each Preliminary Prospectus, the Prospectus, all amendments of and supplements to the Registration Statement and the Prospectus, and the printing of this Agreement and related agreements including, without limitation, the Dealer Agreements; (ii) the issuance of the Securities and the preparation and delivery of Debentures and certificates for the Equity Contracts to the Agent; (iii) the registration or qualification of the Securities for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in Exhibit A, including the fees and disbursements of counsel in connection with such registration and qualification and the preparation and printing of preliminary, supplemental, and final blue sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Agent of copies of each Preliminary Prospectus, the Prospectus and all amendments of or supplements to the Prospectus, and of the several documents required by this Section to be so furnished;
          (v) the filing requirements and fees of the NASD in connection with its review of the terms of the public offering and the underwriting;
          (vi) the furnishing (including costs of shipping and mailing) of copies of all reports and information required by Section 4(g); (vii) all transfer taxes, if any, with respect to the sale and delivery of the Securities by the Company to the Agent; and (viii) the Agent's out-of-pocket expenses, including without limitation, road show expenses and legal fees of counsel to the Agent.

     (n) Not, without the prior written consent of the Agent, sell, contract to sell or grant any option for the sale of or otherwise dispose of, directly or indirectly, or register with the Commission, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock) within 150 days after the date of the Prospectus, except as provided in this Agreement and except for grants and exercises of stock options under the stock option plans as described in the Prospectus.

     (o) For not less than three fiscal years after the Effective Date, maintain the Exchange Act registration of the Common Stock, unless the Company's shareholders direct the Company to deregister the Common Stock.

     (p) Provide to the Agent, at or prior to each Closing Date, the documents required by subsections (c) and (e) of Section 3.

     (q) For a period of three years from the Effective Date, furnish to the Agent upon request copies of the Company's daily transfer sheets with respect to the Securities.

     SECTION 5. ENGAGEMENT AND COMPENSATION.

     (a) (i) Subject to the terms and conditions of this Agreement, and except as provided in Section 8(c), the Company hereby engages Agent from the date hereof until October 31, 2002, as the Company's exclusive agent in connection with the sale, on a "best efforts" basis, of a minimum of $2,500,000 to a maximum of $5,000,000 in principal amount of Debentures and a like face amount of Equity Contracts. Each of Agent and the Company agree to comply with the terms of that certain Escrow Agreement (the "Escrow Agreement") by and among the Company, Agent, and The Huntington National Bank (the "Escrow Agent") dated _______, 2002. The minimum amount of each sale shall be $10,000, except with the Company's consent. The maximum amount of any sale shall not exceed $500,000, except with the Company's consent. Except with the Company's consent, the aggregate principal amount of Debentures and the aggregate face amount of Equity Contracts sold to each purchaser will be equal.

          (ii) The price at which Agent shall sell the Securities, as agent for the Company, shall be $990 per $1,000 principal amount of Debentures and $10 per $1,000 face amount of Equity Contracts, and the Company shall pay to Agent a commission of (A) 4.5% of the offering price of the Securities sold to officers, directors, and employees of the Company (and their immediate family members) and certain other persons designated by the Company in the Offering (subject to a limit of $1,000,000 in offering price of such Securities), and (B) 6.5% of the offering price of the Securities sold to all other persons including those Securities sold through other brokers or dealers. No commissions shall be payable in connection with the purchase of Common Stock under the Equity Contracts. All subscriptions shall be subject to the Company's and Agent's acceptance, and Agent shall have the right in its sole discretion to allocate Securities among subscribers subject to the requirement that each purchaser shall be allocated Debentures in a principal amount equal to the face amount of Equity Contracts allocated to such purchaser unless the Company otherwise agrees. Agent may form a group of securities dealers (the "Selected Dealers"), who are members in good standing of the NASD, pursuant to a Dealer Agreement to find subscribers for the Securities. However, failure to engage any Selected

                Dealers shall not constitute a failure to discharge its duties under this Agreement. The allocation of Securities among Agent and the Selected Dealers shall be made by Agent.

          (iii) The Company shall deliver certificates representing the Securities to purchasers (or their designees), and shall pay to the Agent (or to Selected Dealers designated by the Agent to the Company) by check or wire transfer all commissions due under this Section 5, at the time of or as soon as practicable after the distribution of the escrowed funds in accordance with the terms of the Escrow Agreement, and thereafter, as soon as practicable after acceptance of any subscription.

          (iv) Agent shall use its best efforts to assist the Company in making sales of the Securities pursuant to the Offering. Agent makes no representations as to the amount of Securities it will be able to sell. There is no firm commitment to sell any certain amount of the Securities by Agent. In the event that the minimum $2,500,000 in Securities is not subscribed and paid for by the "Expiration Date" (as such term is defined in the Prospectus), this Agreement shall automatically be terminated and the proceeds received from the subscriptions distributed in accordance with the terms of the Escrow Agreement.

          (v) Agent will only offer and sell the Securities in those states listed on Exhibit A to this Agreement.

     (b)  Agent shall offer the Securities pursuant to the Prospectus.

     6.   INDEMNIFICATION.

     (a) The Company will indemnify and hold harmless the Agent (including its officers, directors, employees, counsel for Agent, and Selected Dealers or any affiliate of any of the foregoing) and each person, if any, who controls Agent, and each Selected Dealer and their affiliates, within the meaning of the Securities Act or the Exchange Act (all collectively "Agent Indemnitees") against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (collectively, "Losses"), insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Agent Indemnitee on account of any Losses arising from the sale of the

          Securities in the public offering to any person by the Agent or any Selected Dealer if such untrue statement or omission or alleged untrue statement or omission was made in such Preliminary Prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Agent specifically for use therein. The Company shall not be liable hereunder to any Agent Indemnitee to the extent that any Loss incurred by the Agent Indemnitee arises from such person's fraudulent act or omission.

     (b) The Agent agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement (collectively, the "Company Indemnitees"), to the same extent as the foregoing indemnity from the Company to the Agent, but only insofar as such Losses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by the Agent specifically for use therein; provided, however, that the obligation of the Agent to indemnify the Company (including any controlling person, director or officer thereof) hereunder shall be limited to the total commissions earned by the Agent hereunder. The Agent shall not be liable hereunder to any Company Indemnitee to the extent that any Loss incurred by the Company Indemnitee arises from such person's fraudulent act or omission.

     (c) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying parties of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that, because of the existence of different or additional defenses available to the indemnified party or of other reasons, there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party), or
          (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claims effected without its written consent.

     7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and Agent, or the Selected Dealer seeking indemnification, on the other shall contribute to the aggregate Losses of the nature contemplated by such indemnity incurred by the Company and Agent, or the Selected Dealer seeking indemnification, as incurred, in such proportions that (a) Agent, or the Selected Dealer seeking indemnification, is responsible pro rata for that portion represented by the commissions earned by it as a percentage of the aggregate public offering price (before deducting expenses) appearing on the cover page of the Prospectus, and (b) the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 12(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, on the one hand and Agent, or the Selected Dealer seeking indemnification, on the other shall contribute to the aggregate Losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand, and Agent, or the Selected Dealer seeking indemnification, on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand, or by Agent, or the Selected Dealer seeking indemnification, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Agent agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim.

     8.   TERMINATION.

     (a) This Agreement may be terminated by the Agent by notifying the Company at any time:

          (i) before the earlier of (A) 11:00 a.m., Indianapolis time, on the business day following the Effective Date, or (B) the time when the Securities are first generally offered by the Agent to dealers by letter or telegram;

          (ii) at or before any Closing Date if, in the judgment of the Agent, payment for and delivery of the Securities is rendered impracticable or inadvisable because (A) additional material governmental restrictions, not known to be in force and effect when this Agreement is signed, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange, on the American Stock Exchange or on the over-the-counter market, or trading in securities generally shall have been suspended on either such Exchange or on the over-the-counter market or a general banking moratorium shall have been established by federal, New York or Indiana authorities, (B) a war or other calamity shall have occurred or shall have accelerated to such an extent as to affect adversely the marketability of the Securities, (C) the Company or the Bank shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, which, whether or not said loss shall have been insured, will in the Agent's opinion, make it inadvisable to proceed with the offering of the Securities, (D) there shall have been such material change in the condition, business operations or prospects of the Company or the market for the Securities or similar securities as in the Agent's judgment would make it inadvisable to proceed with the offering of the Securities; or

          (iii) at or before any Closing Date, if any of the conditions specified in Section 3 or any other agreements, representations or warranties of the Company or the Bank in this Agreement are untrue in any material respect or shall not have been fulfilled in any material respect when and as required by this Agreement.

     (b) This Agreement may be terminated by the Company by notifying the Agent at any time:

          (i) after the Agent has breached or failed to perform any material provision or obligation under this Agreement; or

          (ii) after June 30, 2002, if the minimum offering amount has not been sold.

     (c) The parties to this Agreement shall have the following rights and remedies in the event of a termination of this Agreement:

          (i)   If (A) this Agreement is terminated pursuant to subsection
                (a)(i) or (b)(ii) of
                this Section at any time or pursuant to subsection (a)(ii),
                (a)(iii) or (b)(i) of this Section before the escrow account (the "Escrow Account") required by the Escrow Agreement is terminated, and (B) the Company releases all subscriptions previously delivered to the Escrow Agent and thereafter terminates the Escrow Account and causes all proceeds associated with such subscriptions to be returned to subscribers in accordance with the Escrow Agreement, then neither party shall have any further liability or obligation to the other party under this Agreement, except the obligations and liabilities under Section 4(m) of this Agreement.

          (ii) If this Agreement is terminated pursuant to subsection (b)(i) of this Section (A) after the Escrow Account is terminated or (B) before the Escrow Account is terminated and the Company does not release all subscriptions previously delivered to the Escrow Agent and thereafter terminate the Escrow Account and cause all proceeds associated with such subscriptions to be returned to subscribers in accordance with the Escrow Agreement, then neither party shall have any further liability or obligation to the other party under this Agreement, except the obligations and liabilities under Sections 4(e), (f), (g), (h) and (m), 5(a)(ii) and (iii), 6 and 7 of this Agreement.

          (iii) If this Agreement is terminated pursuant to subsection (a)(ii) or (a)(iii) of this Section (A) after the Escrow Account is terminated or (B) before the Escrow Account is terminated and the Company does not release all subscriptions previously delivered to the Escrow Agent and thereafter terminate the Escrow Account and cause all proceeds associated with such subscriptions to be returned to subscribers in accordance with the Escrow Agreement, then neither party shall have any further liability or obligation to the other party under this Agreement, except the obligations and liabilities under Sections 4(e), (f),
                (g), (h), (k), (l), (m), (n), (o) and (q), 5(a)(ii) and (iii), 6
                and 7 of this Agreement.

     9. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Effective Date and each Closing Date, and such representations, warranties and agreements of the Company, the Bank and the Agent, including, without limitation, the payment and reimbursement agreements contained in Sections 4 and 5 hereof and the indemnity and contribution agreements contained in Sections 6 and 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party and shall survive termination of this Agreement and/or delivery of the Securities to and payment for the Securities by subscribers therefor unless they are earlier terminated pursuant to Section 8(c).

     10. MISCELLANEOUS. This Agreement has been and is made for the benefit of the Agent, the Company and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling the Agent or the Company, and directors and certain officers of the Company and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Securities from or through the Agent merely because of such purchase.

     If any action or proceeding shall be brought by the Agent or the Company in order to enforce any right or remedy under this Agreement, the Agent and the Company hereby consent to, and agree that they will submit to, the jurisdiction of the courts of the State of Indiana and of any Federal court sitting in the State of Indiana.

     All notices and communications hereunder shall be in writing and mailed or delivered or by telephone or facsimile, if subsequently confirmed in writing, as follows:

          If to the Agent:    David A. Noyes & Company
                              111 Monument Circle, Suite 300
                              Indianapolis, Indiana 46204
                              Attention: John C. Reed,
                                         Executive Vice President
                              Telephone:    317-633-1743
                              Facsimile:    317-633-1739

          With a copy to:     David A. Butcher and Alan W. Becker
                              Bose McKinney & Evans LLP
                              2700 First Indiana Plaza
                              135 N. Pennsylvania Street
                              Indianapolis, Indiana 46204
                              Telephone:    317-684-5000
                              Facsimile:    317-684-5173

          If to the Company:  First Shares Bancorp, Inc.
                              P. O. Box 390
                              Greenwood, Indiana  46143
                              Attention:  Mr. Jerry R. Engle, President
                              Telephone:    317-882-4790
                              Facsimile:    317-882-5903


          With a copy to:     John R. Zerkle
                              Leagre Chandler & Millard LLP
                              1400 First Indiana Plaza
                              135 North Pennsylvania Street
                              Indianapolis, Indiana  46204-2415
                              Telephone:    317-808-3000
                              Facsimile:    317-808-3100

     This Agreement shall be construed in accordance with the laws of the State of Indiana, without giving effect to principles of conflicts of laws. Please confirm that the foregoing correctly sets forth the agreement between us.

                                  Very truly yours,

                                  FIRST SHARES BANCORP, INC.


                                  By:
                                     ---------------------------------------
                                   Jerry Engle, President and Director


                                  Confirmed by David A. Noyes & Company

                                  DAVID A. NOYES & COMPANY


                                  By:
                                     ---------------------------------------
                                     John C. Reed, Executive Vice President

                                    EXHIBIT A

                                 BLUE SKY STATES



               California                         Kentucky
               Connecticut                        Michigan
               Florida                            Ohio
               Illinois                           Pennsylvania
               Indiana